SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 11, 2009

                          Timberland Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

       Washington                 0-23333                  91-1863696
---------------------------   ---------------         ----------------------
State or other jurisdiction      Commission              (I.R.S. Employer
Of incorporation                File Number            Identification No.)


624 Simpson Avenue, Hoquiam, Washington                       98550
---------------------------------------------                --------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On December 11, 2009, Timberland Bancorp, Inc. reported that it had revised its fiscal fourth quarter and annual net income by $315,000 ($477,000 pre-tax) as a result of an additional impairment charge to certain private label mortgage backed securities in its subsidiary bank's portfolio. The additional impairment charges reduced earnings per diluted common share to a loss of $(0.08) from the previously reported loss of $(0.03) per diluted common share for the fourth quarter ended September 30, 2009. For fiscal 2009, the revised earnings per diluted common share is a loss of $(0.15) compared to the previously reported loss of $(0.11) per diluted common share. The additional impairment on securities also increased the accumulated other comprehensive loss component of shareholder's equity by $557,000 for the non-credit related component of the impairment.

     A copy of the earnings release that revises the release issued November 6, 2009 is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (d)     Exhibits

     99.1    Press Release of Timberland Bancorp, Inc. dated December 11, 2009


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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       TIMBERLAND BANCORP, INC.


DATE:  December 11, 2009               By: /s/Dean J. Brydon
                                           -------------------------------
                                           Dean J. Brydon
                                           Chief Financial Officer




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